Fortis Enterprises

CONSULTING AGREEMENT

        THIS AGREEMENT (the "Agreement") made and entered into this 29th day of April, 2004, by and between FORTIS ENTERPRISES, a Nevada corporation (hereinafter referred to as the "Company" or "FRTE") and Mark Broersma (hereinafter referred to as the "CONSULTANT").

        WHEREAS, Consultant and FRTE have agreed to finalize the terms of Consultant's services with FRTE and reduce those terms to writing in this Agreement.

        WHEREAS, Consultant has acquired outstanding and special skills and abilities and an extensive background in and knowledge in the Insurance Restoration industry. Some of the services that Consultant specializes in are:

  General Contracting

  Residential & Commercial Structural Reconstruction

  Mold/Mildew Remediation

  Fire Restoration

  Water Extraction & Drying Services

  Content Cleaning, Packing, Moving & Storage

  Smoke (structural cleaning & deodorization)

  Vandalism Board Ups and Securing

        WHEREAS, FRTE desires the association and services of Consultant in order to retain its experience, skills, abilities, background, and knowledge, and is therefore willing to engage its services on the terms and conditions set forth below.

WHEREAS, Consultant desires to begin consulting for FRTE and is willing to do so on those terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ENGAGEMENT

Company hereby hires and employs CONSULTANT as an independent contractor; and CONSULTANT does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2. TERM

The term of this Agreement shall be for one month from the date first written above and renewable on a month-to-month basis at the discretion of the FRTE.

3. COMPENSATION

FRTE shall compensate and issue to the Consultant a total of $15,000 worth of free trading shares of Fortis Enterprises (FRTE). These shares shall be issued from FRTE as free trading common stock, issued under an S-8 filing as compensation to a consultant.

Anti-Shorting Provision: Independent Contractor shall not, whether directly, indirectly or through an affiliate, sell shares of Fortis' common stock "short". The Independent Contractor shall use commercially reasonable efforts not to create an intra-day low in Fortis' common stock.

4. DUTIES AND OBLIGATIONS OF CONSULTANT

        At the request of FRTE, CONSULTANT shall have the following duties and obligations under this Agreement.

4.1 General Business Consulting: Consultant shall assist Company with general business consulting services. Such assistance shall be on a "best efforts" basis. Services shall include but not be limited to assisting the Company and Company Management with evaluating prospective acquisition candidate's business setup and operations, business management services and other business related services pertaining to restoration services companies.

5. COMPANY'S REPRESENTATIONS AND WARRANTIES

The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any person is required for the Company's execution and delivery of this Agreement.

6. NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses indicated hereunder. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

7. MISCELLANEOUS

7.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

7.2 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

7.3 If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

This Agreement may be executed in counterparts and by fax transmission, each counterpart being deemed an original.

CONFIRMED AND AGREED ON THIS 29th DAY OF April 2004.

By: /S/Stephen Carnes

Stephen Carnes, CEO

Fortis Enterprises

By: /S/Mark Broersma

Mark Broersma

** Return signed copy to Fortis Enterprises at fax number 630-982-3766